As Filed with the Commission on April 30, 1999
                                                     1940 Act File No. 811-06075

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                       X

           Amendment No. 9......................................... X

                           NY TAX FREE MONEY PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                   One South Street, Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                       Copies to:  Burton M. Leibert, Esq.
One South Street                             Willkie Farr & Gallagher
Baltimore, Maryland 21202                    One Citicorp Center
(Name and Address of Agent for Service)      153 East 53rd Street
                                             New York, New York 10022

                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


NY Tax Free Money Portfolio
PART A

Responses to Items 1,2,3,5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

The investment objective of NY Tax Free Money Portfolio (the "Portfolio") is a fundamental policy and may only be changed by a majority vote of the investors in the Portfolio. The objective of the Portfolio is to seek a high level of current income exempt from Federal income tax consistent with liquidity and the preservation of capital by investing in high quality, short-term, tax-exempt money market instruments. The Portfolio concentrates its investments in municipal bonds and notes from the State of New York or governmental issuers in other locales, such as Puerto Rico, whose interest payments are exempt from New York State and City income taxes.

There can be no assurance that the investment objective of the Portfolio will be achieved. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in NY Tax Free Money Fund's (the "Feeder Fund") prospectus (the "Feeder Fund Prospectus").

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

Capitalized terms used in this Part A have the same meaning as in the Feeder Fund's prospectus. Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in the Feeder Fund's Prospectus.

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in the Feeder Fund Prospectus.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  SHAREHOLDER INFORMATION

Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in the Feeder Fund's Prospectus.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's securities are valued at amortized cost, which the Trustees of the Trust have determined in good faith, constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used with respect to the Portfolio until such time as the Trustees of the Trust determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the

Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and ICC Distributors, Inc. ("ICC"), reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is ICC. The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in the Feeder Fund's Prospectus.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.

NY Tax Free Money Portfolio
PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of the NY Tax Free Money Portfolio (the "Portfolio") dated April 30, 1999, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-730-1313

TABLE OF CONTENTS
-----------------
FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS

ITEM 11. FUND HISTORY.

NY Tax Free Money Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on March 26, 1990.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS

The Portfolio is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information of NY Tax Free Money Fund (the "Feeder Fund") (the "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Fund's SAI.

ITEM 13. MANAGEMENT OF THE FUND

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts" in each Feeder Fund's SAI.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 1999, NY Tax Free Money Fund owned approximately 100% of the value of the outstanding interests in the NY Tax Free Money Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts " in each Feeder Fund's SAI.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives, Policies and Restrictions--Brokerage Commissions" in the Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7 "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Fund SAI.

ITEM 19.  TAXATION OF THE FUND

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20. UNDERWRITERS

The placement agent for the Portfolio is ICC Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS

The Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Investment Funds-NY Tax Free Money Fund dated December 31, 1998 (File Nos. 33-07404 and 811-4760) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, as experts in accounting and auditing.

PART C      OTHER INFORMATION

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS
(a) Amended and Restated Declaration of Trust of the Registrant; (3)
(b) By-Laws of the Registrant; (3)
(c) Not applicable;
(d) Investment Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust"); (3)
(e) Not applicable;
(f) Not applicable;
(g) (i) Custodian Agreement between the Registrant and Bankers Trust dated
July 1, 1996; filed herewith
(h) (i) Administration and Services Agreement between the Registrant and
Bankers Trust; (2)
     (ii) Exclusive Placement Agent Agreement and Amended Exhibit thereto; filed herewith (i) Not applicable;
(j) Not applicable;
(k) Not applicable;
(l) Investment representation letters of initial investors; (1)
(m) Not applicable;
(n) Financial Data Schedule; filed herewith
(o) Not applicable;

----------------------
1. Previously filed on February 15, 1992.

2. Previously filed on April 30, 1993.

3. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed April 24, 1996.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:

None

ITEM 25.  INDEMNIFICATION:

Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed April 24, 1996.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

Bankers Trust serves as investment adviser to the Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are engaged in any other business, profession, vocation or employment of a substantial nature.

Lee A. Ault III, 62
Director, Bankers Trust and Bankers Trust Corporation since 1997; Private Investor; Former Chairman and Chief Executive Officer, Telecredit, Inc.; and Director, Equifax, Inc., Office Depot, Inc., Sunrise Medical Inc. and Pacific Crest Outward Bound School.

Neil R. Austrian, 59
Director, Bankers Trust and Bankers Trust Corporation since 1997; President and Chief Operating Officer, National Football League; Director, Rafac Technology and Office Depot, Inc.; and Trustee of Swarthmore College.

George B. Beitzel, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Retired Senior Vice President and Director, International Business Machines Corporation; Director, Computer Task Group, Phillips Petroleum Company, and Staff Leasing; and Chairman Emeritus, Amherst College and Colonial Williamsburg Foundation.

Mark Bieler, 53
Executive Vice President, Bankers Trust Corporation since 1987; Managing Director, Bankers Trust since 1992; Executive Vice President, Bankers Trust 1987-1992; and Senior Vice President and head of the Human Resources Department since 1985.

Mary Cirillo, 51
Executive Vice President, Bankers Trust Corporation and Managing Director, Bankers Trust since June 1997. Ms. Cirillo formerly held many positions in her 20-year career at Citicorp, including division executive from 1989 to 1992; senior corporate officer for the business evaluation and corporate re-engineering unit from 1993 to 1994; and Senior Vice President of Global Finance Operations and Technology from 1994 to 1997. She is head of Bankers Trust's Global Institutional Services business.

Richard H. Daniel, 52
Vice Chairman and Chief Financial Officer (Principal Financial Officer), Bankers Trust Corporation and Bankers Trust since 1996; Vice Chairman, Bankers Trust Corporation since April 1997; Controller, Bankers Trust Corporation and Bankers Trust from 1996 to July 1998; Executive Vice President, Bankers Trust Corporation from 1996 to April 1997; Vice Chairman,

Bankers Trust since September 1997; Managing Director, Bankers Trust from 1996 to September 1997. Mr. Daniel formerly held the positions of chief financial officer of Federal Home Loan Mortgage Corporation from 1994 to 1996, and executive vice president and director of financial analysis and planning at BankAmerica Corporation from 1987 to 1994.

Yves C. de Balmann, 52
Vice Chairman, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1988 to September 1997; and Co-Chairman and Co-Chief Executive Officer, BT Alex. Brown Incorporated.

Robert A. Ferguson, 53
Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust since 1985 and Bankers Trust Australia Limited since 1986.

Phillip A. Griffiths, 60
Director, Bankers Trust and Bankers Trust Corporation since 1994; Director, Institute for Advanced Study; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; Member, National Academy of Sciences, American Academy of Arts and Sciences and American Philosophical Society; Chairman and Member, Nominations Committee and Committee on Science and Engineering Indicators, National Science board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy; and Former Member of the board of directors, Research Triangle Institute.

Duncan P. Hennes, 42
Executive Vice President, Bankers Trust Corporation since September 1998; Treasurer, Bankers Trust Corporation and Bankers Trust since September 1998; Senior Vice President, Bankers Trust Corporation from 1990 to 1998; Managing Director, Bankers Trust since 1990. Mr. Hennes is head of Bankers Trust's Trading and Sales business and responsible for Treasury/Funding and Arbitrage.

William R. Howell, 63
Director, Bankers Trust and Bankers Trust Corporation since 1986; Chairman Emeritus, J.C. Penney Company, Inc.; Director, Exxon Corporation, Halliburton Company, Warner-Lambert Company, Williams, Inc., Central & South West Corp., and the National Retail Federation; and Chairman, Southern Methodist University Board of Trustees.

Vernon E. Jordan, Jr., 63
Director, Bankers Trust and Bankers Trust Corporation since 1972; Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP, Attorneys-at-law, Washington, D.C. and Dallas, Texas; Former President, National Urban League, Inc.; Director, American Express Company, Chancellor Media Corporation, Dow Jones, Inc., J.C. Penney Company, Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation; and Trustee, The Ford Foundation and Howard University.

Eugene A. Ludwig, 52
Vice Chairman, Bankers Trust Corporation and Bankers Trust since May 1998. Mr. Ludwig formerly held the positions of Comptroller of the Currency of the United States from 1993 to April 1998, Chairman of the Federal Financial Institutions Examination Council, Chairman of Neighborhood Housing Services, and director of the Federal Deposit Insurance Corporation. Mr. Ludwig is head of the Control Committee and Capital Commitment Committee and responsible for risk and control, legal, regulatory and other governmental issues central to implementing global strategies in securities underwriting, lending and related businesses. In addition, Mr. Ludwig is responsible for the Firm's corporate responsibility area.

Joseph A. Manganello, Jr., 63
Executive Vice President and Chief Credit Officer, Bankers Trust Corporation since 1988; Managing Director of Bankers Trust since 1992; and Chief Credit Officer of Bankers Trust since 1984; Executive Vice President of Bankers Trust 1982-1992; Department Head of the United States Department of Bankers Trust prior to 1984.
He is in charge of the Credit Risk Management Department.

I. David Marshall, 52
Executive Vice President and Chief Information Officer of Bankers Trust Corporation and Managing Director and Chief Information Officer of Bankers Trust since October 1996. Mr. Marshall formerly held the positions of executive vice president and chief information officer of Canadian Imperial Bank of Commerce from June 1995 to October 1996; group executive for Information Systems & Operations and a member of the Executive Committee at Unitel Communications, Inc., the operating arm of AT&T in Canada from 1993 to 1995; and from 1977 to 1993 he served with the Canadian Government consecutively as assistant auditor general; assistant deputy minister, Information Technology for Revenue Canada and assistant deputy minister, Information Technology for Employment and Immigration Canada.

Hamish Maxwell, 72
Director of Bankers Trust and Bankers Trust Corporation since 1984; Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Sola International Inc., and Chairman, WPP Group plc.

Rodney A. McLauchlan, 45
Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1992 to April 1997; Managing Director, BT Alex. Brown since September 1997; Managing Director, BT Securities Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1987 to 1995. As of 1998, he is Chairman of the Global Banking Group and is head of Bankers Trust's Latin American Investment Banking business. Mr. McLauchlan also chairs the Latin American and Asian Advisory Boards and the Client Committee.

Frank N. Newman, 56
Director, Bankers Trust and Bankers Trust Corporation since 1995; Chairman of the Board, Chief Executive Officer and President, Bankers Trust and Bankers Trust Corporation; Former

Deputy Secretary, United States Treasury; Former Vice Chairman of the Board and Director, BankAmerica Corporation and Bank of America NT&SA; Director, Dow Jones, Inc.; Trustee, Carnegie Hall; and Member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

N.J. Nicholas Jr., 59

Director of Bankers Trust and Bankers Trust Corporation since 1989; Investor; Former Co-chief Executive Officer of Time Warner Inc. Director, Boston Scientific Corporation, Priceline.com Inc. and Xerox Corporation.

Russell E. Palmer, 64
Director, Bankers Trust and Bankers Trust Corporation since 1988; Chairman and Chief Executive Officer, The Palmer Group; Former Dean, The Wharton School, University of Pennsylvania; Former Chief Executive Officer, Touche Ross & Co. (now Deloitte & Touche). Director, Allied-Signal Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, The May Department Stores Company and Safeguard Scientifics, Inc.; and Trustee, the University of Pennsylvania.

Mayo A. Shattuck III, 44
Vice Chairman, Bankers Trust Corporation since September 1997. He formerly held the positions of President and Chief Operating Officer of Alex. Brown Incorporated from 1991 to September 1997. He is Co-Chairman and Co-Chief Executive Officer of BT Alex. Brown Incorporated.

Donald L. Staheli, 67
Director, Bankers Trust and Bankers Trust Corporation since 1996;Retired Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Continental Grain Company, ContiFinancial Corporation, Prudential Insurance Company of America and America's Promise; and Chairman, The Points of The Light Foundation.

Patricia Carry Stewart, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Former Vice President, The Edna McConnell Clark Foundation (a charitable foundation); Chair, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University; and a life member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

G. Richard Thoman, 54
Director, Bankers Trust and Bankers Trust Corporation since 1997; President, Chief Operating Officer and Director, DaimlerChrysler AG, Union Bancaire Privee (Switzerland), General Electric Investments Equity Advisory Board, Yale School of Management Advisory Board, Fletcher School of Law and Diplomacy Advisory Board, the INSEAD U.S. Advisory Board and The Americas Society; President, Chief Executive Officer and Director, Fuji Xerox Corporation, Ltd.; and Member, Council on Foreign Relations.

George J. Vojta, 63
Director, Bankers Trust and Bankers Trust Corporation since 1997; Vice Chairman of the Board, Bankers Trust and Bankers Trust Corporation; Director, Alicorp, S.A., Globeset and Private Export Funding Corp.; Member, New York State Banking Board; Vice Chairman of the Board of Trustees, St. Luke's-Roosevelt Hospital Center; Partner, New York City Partnership; Chairman, Wharton Financial Services Center; and Member, Bretton Woods Committee.

Paul A. Volcker, 71
Director, Bankers Trust and Bankers Trust Corporation since 1996; Former Chairman and Chief Executive Officer, Wolfensohn & Co., Inc.; Former Chairman, Board of Governors of the Federal Reserve System; Director, Nestle S.A., Prudential Insurance Company of America, American Council on Germany, Council on Foreign Relations and The Japan Society; Trustee, The American Assembly; and Member, the advisory boards of several international corporations.

Melvin A. Yellin, 56
Executive Vice President and General Counsel, Bankers Trust Corporation and Managing Director and General Counsel of Bankers Trust since 1996; Senior Vice President (Chief Legal Officer), Bankers Trust Corporation and Managing Director (Chief Legal Officer) of Bankers Trust since 1995; Managing Director and Deputy General Counsel, Bankers Trust from 1992 to 1995; Vice President and Counsel, Bankers Trust from 1981 to 1992. He is in charge of the Legal Department.

* Certain of the executive officers held the Senior Managing Director title for a portion of 1996 and 1997. Bankers Trust eliminated the title effective January 1, 1998 and reverted to the use of the Managing Director title as the most senior title below that of Vice Chairman.

Item 27.    PRINCIPAL UNDERWRITERS:

ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, and Asset Management Portfolio.

(b) Unless otherwise stated, the principal business address is Two Portland Square, Portland, Maine 04101.

(1)                             (2)                           (3)
Name and Principal Business     Position and Offices with     Position and Offices with
Address                         Distributor                   the Registrant
John Y. Keffer                  President                     None
Sara M. Morris                  Treasurer                     None
David I. Goldstein              Secretary                     None
Benjamin L. Niles               Vice President                None
Margaret J. Fenderson           Assistant Treasurer           None
Dana L. Lukens                  Assistant Secretary           None
Nanette K. Chern                Chief Compliance Officer      None

(c) None

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS:

Registrant: One South Street, Baltimore, Maryland  21202.

Bankers Trust Company (Investment Adviser, Custodian and Administrator): 130 Liberty Street, New York, New York 10006.

Investors Fiduciary Trust Company (Transfer Agent and Dividend Disbursing Agent): 127 West 10th Street, Kansas City, MO 64105.

ICC Distributors, Inc. (Placement Agent and Sub-Administrator): Two Portland Square, Portland, Maine 04101.

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, NY TAX FREE MONEY PORTFOLIO, has duly caused this Amendment No. 9 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Baltimore and State of Maryland on the 26th day of April, 1999.

                      NY TAX FREE MONEY PORTFOLIO


                      By  /s/Daniel O. Hirsch
                      Daniel O. Hirsch, Secretary
                      April 26, 1999